Exhibit 10.2

EXECUTION COPY

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT to Employment Agreement (this “Amendment”), dated as of April 12, 2007, is made by and among Gregg Appliances, Inc., an Indiana corporation (“Gregg Appliances”), hhgregg, Inc., a Delaware corporation (“hhgregg”), and Jerry W. Throgmartin (“Executive”).

W I T N E S S E T H

WHEREAS, Gregg Appliances and Executive are parties to that certain Employment Agreement (the “Original Employment Agreement”) dated as of October 19, 2004;

WHEREAS, Gregg Appliances will become a wholly-owned subsidiary of hhgregg pursuant to the transactions contemplated by the Incorporation and Exchange Agreement dated as of April 12, 2007 by and among Gregg Appliances, Gregg Investment Corporation, LLC, a Delaware limited liability company, Executive, Gregg William Throgmartin, Dennis L. May, FS Equity Partners V, L.P., a Delaware limited partnership, FS Affiliates V L.P., a Delaware limited partnership, California State Teachers’ Retirement System, a government pension plan, A.S.F. Co-Investment Partners II, L.P., a Delaware limited partnership, and hhgregg; and

WHEREAS, the parties hereto desire to amend the Original Employment Agreement as herein provided.

NOW, THEREFORE, the parties hereto, in consideration of the premises hereof and other good and valuable consideration, hereby agree as follows:

1. Definitions. Capitalized terms used in this Amendment which are not defined herein are to have the meanings given to such terms in the Original Employment Agreement. The term “Agreement” means the Original Employment Agreement, as amended by this Amendment; (ii) “Board” means the Board of Directors of Gregg Appliances and the Board of Directors of hhgregg; and (iii) “Company” means Gregg Appliances and hhgregg, jointly and severally.

2. Employment and Duties; Other Benefits. The first sentence of subparagraph 1(d) of the Original Employment Agreement is hereby revised to read in its entirety as follows: “Executive shall be entitled to a reasonable number of vacation days per year.”

3. Life Insurance Benefits. In addition to the benefits referred to in the Original Employment Agreement, the Company shall assign to Executive all of Company’s right, title and interest in and to the life insurance policy on the life of Executive after he is no longer employed as the Company’s Chief Executive Officer with Executive responsible for payment of all premiums and costs under such policy after such assignment.

4. Post-Employment Health Plan Benefits. Provided that Executive’s employment is not terminated by the Company for Cause, following the termination of Executive’s employment with the Company and until he attains the age of sixty-five (65) years, Executive shall be entitled to participate in the group major medical health plan as in effect from time to time for active executive employees of the Company (the “Health Plan”) on the same terms as active executive employees of the Company; provided, however, that Executive’s participation in the Health Plan shall be contingent upon his continued payment of the entire cost of coverage for Executive and his eligible dependents, if any; and further provided that Executive shall be permitted to continue participation in the Health Plan only to the extent that the Health Plan remains in effect for active executive employees of the Company and subject to the terms of the Health Plan in effect from time to time, including any modifications and amendments thereto following Executive’s termination of employment. The obligation to allow Executive to obtain continued coverage under the Health Plan pursuant to this paragraph 4 shall not reduce the Company’s obligation to provide Severance Benefits coverage under any group health plan of the Company to Executive pursuant to subparagraph 4(b)(i)(A) of the Original Employment Agreement.

5. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

6. Original Employment Agreement. Except as amended hereby, the terms and conditions of the Original Employment Agreement shall continue unchanged and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

GREGG APPLIANCES, INC.,

By:	/s/ Dennis L. May
Name: Dennis L. May Title: President

hhgregg, Inc.,

By:	/s/ Dennis L. May
Name: Dennis L. May Title: President

/s/ Jerry W. Throgmartin
Jerry W. Throgmartin